Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of the ProFunds:

In planning and performing our audit of the financial statements of the ProFunds (comprising the Bull
ProFund, Mid-Cap ProFund, Small-Cap ProFund,
NASDAQ-100 ProFund (formerly, OTC ProFund),
Large-Cap Value ProFund, Large-Cap Growth
ProFund, Mid-Cap Value ProFund, Mid-Cap Growth
ProFund, Small-Cap Value ProFund, Small-Cap Growth ProFund,
Europe 30 ProFund, UltraBull ProFund,
UltraMid-Cap ProFund, UltraSmall-Cap ProFund,
UltraDow 30 ProFund, UltraNASDAQ-100 ProFund (formerly,
UltraOTC ProFund,) UltraInternational ProFund,
UltraLatin America ProFund, UltraChina ProFund,
UltraEmerging Markets ProFund, UltraJapan ProFund,
Bear ProFund, Short Small-Cap ProFund, Short
NASDAQ-100 ProFund (formerly, Short OTC ProFund),
UltraBear ProFund, UltraShort Mid-Cap
ProFund, UltraShort Small-Cap ProFund,
UltraShort Dow 30 ProFund, UltraShort NASDAQ-100 ProFund
(formerly, UltraShort OTC ProFund),
UltraShort International ProFund,
UltraShort Latin America
ProFund, UltraShort China ProFund,
UltraShort Emerging Markets ProFund, UltraShort Japan ProFund,
Banks UltraSector ProFund, Basic Materials UltraSector ProFund,
Biotechnology UltraSector ProFund,
Consumer Goods UltraSector ProFund, Consumer Services
UltraSector ProFund, Financials UltraSector
ProFund, Health Care UltraSector ProFund, Industrials
UltraSector ProFund, Internet UltraSector ProFund,
Mobile Telecommunications UltraSector ProFund,
Oil & Gas UltraSector ProFund, Oil Equipment,
Services & Distribution ProFund, Pharmaceuticals UltraSector
ProFund, Precious Metals UltraSector
ProFund, Real Estate UltraSector ProFund, Semiconductor
UltraSector ProFund, Technology UltraSector
ProFund, Telecommunications UltraSector ProFund, Utilities
UltraSector ProFund, Short Oil & Gas
ProFund, Short Precious Metals ProFund, Short Real Estate
ProFund, U.S. Government Plus ProFund,
Rising Rates Opportunity 10 ProFund, Rising Rates Opportunity
ProFund, Rising U.S. Dollar ProFund, and
Falling U.S. Dollar ProFund) (the Funds) as of and for the year ended
July 31, 2008, in accordance with
the standards of the Public Company Accounting Oversight
Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion of the effectiveness of the ProFunds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the ProFunds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of
controls.   The Funds internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of July 31, 2008.

This report is intended solely for the information and use of management and the Board of Trustees of the ProFunds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

							/s/ Ernst & Young LLP


Columbus, Ohio
September 26, 2008